PRESS RELEASE

CooperCompanies Announces First Quarter 2020 Results

San Ramon, Calif., March 5, 2020 — CooperCompanies (NYSE: COO) today announced financial results for the fiscal first quarter ended January 31, 2020.

•	Revenue increased 3% year-over-year to $646.2 million. CooperVision (CVI) revenue up 3% to $485.2 million, and CooperSurgical (CSI) revenue up 2% to $161.0 million.

•	GAAP diluted earnings per share $1.82, down 25 cents or 12% from last year's first quarter.

•	Non-GAAP diluted earnings per share $2.69, down 19 cents or 7% from last year's first quarter. See "Reconciliation of GAAP Results to Non-GAAP Results" below.

Commenting on the results, Albert White, Cooper’s president and chief executive officer said, "CooperCompanies is off to a strong start to fiscal 2020 as we continue successfully implementing our strategic objectives. The first quarter saw strength in our 1-day silicone hydrogel lens franchises, our MyDay® production improving and the beginning of our MiSight® launch in the U.S. We believe we are well positioned to build on our growth as we move through the year even with the challenges presented from the coronavirus."

First Quarter Operating Results

•	Revenue $646.2 million, up 3% from last year’s first quarter, up 3% in constant currency.

•	Gross margin 66% compared with 67% in last year’s first quarter. On a non-GAAP basis, gross margin was 67% consistent with 67% last year.

•	Operating margin 17% compared with 18% in last year’s first quarter. On a non-GAAP basis, operating margin was 25% compared with 26% last year.

•	Interest expense $11.6 million compared with $18.2 million in last year's first quarter due to lower average debt balances and interest rates.

•	Total debt outstanding at the end of the quarter was $1,776.7 million with quarter-end cash and cash equivalents of $76.8 million. Adjusted leverage ratio (net debt over adjusted EBITDA) of 1.82x.

•	Cash provided by operations $129.7 million offset by capital expenditures $69.0 million resulted in free cash flow of $60.7 million.

First Quarter CooperVision (CVI) Operating Results

•	Revenue $485.2 million, up 3% from last year’s first quarter, up 4% in constant currency.

•	Revenue by category:

				Constant Currency
	(In millions)	% of CVI Revenue	%chg	%chg
	1Q20	1Q20	y/y	y/y
Toric	$155.1	32%	6%	7%
Multifocal	51.8	11%	6%	6%
Single-use sphere	138.1	28%	5%	5%
Non single-use sphere, other	140.2	29%	(2)%	(1)%
Total	$485.2	100%	3%	4%
•Revenue by geography:

				Constant Currency
	(In millions)	% of CVI Revenue	%chg	%chg
	1Q20	1Q20	y/y	y/y
Americas	$189.4	39%	8%	8%
EMEA	187.0	39%	1%	3%
Asia Pacific	108.8	22%	(1)%	(1)%
Total	$485.2	100%	3%	4%

•
Gross margin 65% compared with 66% in last year’s first quarter. On a non-GAAP basis, gross margin was 67% compared with 66% in last year's first quarter largely due to a reduction in year-over-year expenses associated with infrastructure improvement projects.

First Quarter CooperSurgical (CSI) Operating Results

•	Revenue $161.0 million up 2% from last year's first quarter, up 2% in constant currency.

•	Revenue by category:

				Constant Currency
	(In millions)	% of CSI Revenue	%chg	%chg
	1Q20	1Q20	y/y	y/y
Office and surgical products	$98.5	61%	3%	3%
Fertility	62.5	39%	—%	1%
Total	$161.0	100%	2%	2%

•
Gross margin 68% compared with 69% in last year’s first quarter. On a non-GAAP basis, gross margin was 70% compared with 72% in last year's first quarter largely due to disruptions associated with consolidating our global manufacturing operations into Costa Rica.

Fiscal Year 2020 Guidance
The Company updated its fiscal year 2020 guidance. Details are summarized as follows:

•	Fiscal 2020 total revenue $2,767 - $2,817 million (~5% to 7% constant currency)

–	CVI revenue $2,070 - $2,100 million (~5.5% to 7% constant currency)

–	CSI revenue $697 - $717 million (~3% to 6% constant currency)

•	Fiscal 2020 non-GAAP diluted EPS of $12.80 - $13.20
Non-GAAP diluted earnings per share guidance excludes amortization and impairment of intangible assets, and other exceptional or unusual income or gains and charges or expenses including acquisition, integration and manufacturing related costs which we may incur as part of our continuing operations.
With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP diluted earnings per share guidance to GAAP diluted earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP diluted earnings per share, the Company is not able to provide such guidance.

Reconciliation of GAAP Results to Non-GAAP Results
To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial measures may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:

•
We exclude the effect of amortization and impairment of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions. Impairment of intangible assets is a non-recurring cost.

•
We exclude the effect of acquisition and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition and integration expenses include direct effects of acquisition accounting, such as inventory fair value step-up and items such as personnel costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.

•
We exclude other exceptional or unusual charges or expenses and gains or income.  These can be variable and difficult to predict, such as certain litigation expenses and product transition costs, and are not what we consider as typical of our continuing operations. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

•
We report revenue growth using the non-GAAP financial measure of constant currency so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year.

•
We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash that is available to grow the business, make strategic acquisitions, repay debt, buyback common stock or to fund the dividend. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Three Months Ended January 31,
	2020			2020	2019			2019
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$219.7	$(8.4)	A	$211.3	$209.6	$(5.4)	A	$204.2
Operating expense excluding amortization	$280.5	$(7.4)	B	$273.1	$271.0	$(11.9)	B	$259.1
Amortization of intangibles	$34.9	$(34.9)	C	$—	$36.6	$(36.6)	C	$—
Provision (benefit) for income taxes	$6.9	$7.6	D	$14.5	$(9.4)	$13.3	D	$3.9
Diluted earnings per share	$1.82	$0.87		$2.69	$2.07	$0.81		$2.88
Weighted average diluted shares used	49.7			49.7	49.9			49.9

A
Fiscal 2020 GAAP cost of sales includes $8.4 million of costs primarily related to integration and other manufacturing related costs, resulting in fiscal 2020 GAAP gross margin of 66% as compared to fiscal 2020 non-GAAP gross margin of 67%. Fiscal 2019 GAAP cost of sales includes $5.4 million of costs primarily related to acquisitions and other integration costs, resulting in fiscal 2019 GAAP and non-GAAP gross margin of 67%.

B
Fiscal 2020 GAAP operating expense comprised of $7.4 million primarily related to CooperSurgical including integration and restructuring activities and European Medical Devices Regulation (MDR) implementation costs. Fiscal 2019 GAAP operating expense comprised of $11.9 million primarily related to acquisition and integration activities in CooperSurgical.

C
Amortization expense was $34.9 million and $36.6 million for the fiscal 2020 and 2019 periods, respectively. Items A, B and C resulted in fiscal 2020 GAAP operating margin of 17% as compared to fiscal 2020 non-GAAP operating margin of 25%, and fiscal 2019 GAAP operating margin of 18% as compared to fiscal 2019 non-GAAP operating margin of 26%.

D	Fiscal 2020 and 2019 amounts represent the net change in the provision (benefit) for income taxes that arise from the impact of the above adjustments.

Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss its fiscal first quarter 2020 results and current corporate developments. The live dial-in number for the call is 855-643-4430 (U.S.) / 707-294-1332 (International). The participant passcode for the call is “Cooper”. A simultaneous webcast of the call will be available through the "Investor Relations" section of the CooperCompanies website at http://investor.coopercos.com and a transcript of the call will be archived on this site for a minimum of 12 months. A recording of the call will be available beginning at 8:00 PM ET on March 5, 2020 through March 12, 2020. To hear this recording, dial 855-859-2056 (U.S.) / 404-537-3406 (International) and enter code 5165908.

About CooperCompanies

CooperCompanies ("Cooper") is a global medical device company publicly traded on the NYSE (NYSE:COO). Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of women, babies and families with its diversified portfolio of products and services focusing on medical devices and fertility & genomics. Headquartered in San Ramon, Calif., Cooper has a workforce of more than 12,000 with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements of which are other than statements of historical fact, including our 2020 Guidance and all statements regarding acquisitions including the acquired companies’ financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integrating entities or operations, as well as estimates of our and the acquired entities’ future expenses, sales and diluted earnings per share are forward-looking. In addition, all statements regarding anticipated growth in our revenue, anticipated effects of any product recalls, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition are forward-looking.  To identify these statements look for words like "believes," "outlook," "probable," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases.  Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.
Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in global political and economic conditions, and related uncertainty caused by the United Kingdom’s election to withdraw from the European Union and its potential impact on, among other things, the movement of goods and materials in our supply chain, additional regulatory approvals and requirements, and increased tariffs and duties; adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries, that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, escalating global trade barriers including additional tariffs, by countries such as China, and the recent outbreak of the coronavirus referred to as COVID-19 and its potential impact on our sales, operations and supply chain; change

s in tax laws or their interpretation and changes in statutory tax rates, including but not limited to, the U.S., the United Kingdom and other countries may affect our taxation of earnings recognized in foreign jurisdictions and/or negatively impact our effective tax rate; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our revenues and earnings; our existing indebtedness and associated interest expense, most of which is variable and impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of third-party information, such as HIPAA and the California Consumer Privacy Act in the U.S. and the General Data Protection Regulation requirements in Europe, including but not limited to those resulting from data security breaches; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain due to integration of acquisitions, man-made or natural disasters, cybersecurity incidents or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; market consolidation of large customers globally through mergers or acquisitions resulting in a larger proportion or concentration of our business being derived from fewer customers; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry specifically and the medical device or pharmaceutical industries generally, including but not limited to the EU Medical Devices Regulation (MDR), the EU in vitro Diagnostic Medical Devices Regulation (IVDR), and the medical device excise tax under the U.S. Affordable Care Act; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies

, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers and costs and expenses related to product recalls and warning letters; failure to receive, or delays in receiving, regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third-party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, other intangible assets and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; impact and costs incurred from changes in accounting standards and policies; environmental risks, including increasing environmental legislation and the broader impacts of climate change; and other events described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, as such Risk Factors may be updated in quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Contact:
Kim Duncan
Vice President, Investor Relations and Risk Management
925-460-3663
ir@cooperco.com

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	January 31, 2020	October 31, 2019
ASSETS
ASSETS
Current assets:
Cash and cash equivalents	76.8	89.0
Trade receivables, net	408.0	435.3
Inventories	526.5	506.9
Other current assets	138.6	132.2
Total current assets	1,149.9	1,163.4
Property, plant and equipment, net	1,168.5	1,132.1
Operating lease right-of-use assets	264.0	0.0
Goodwill	2,445.9	2,428.9
Other intangibles, net	1,374.4	1,405.3
Deferred tax assets	75.9	78.0
Other assets	69.9	66.8
Total assets	$6,548.5	$6,274.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$543.0	$563.7
Other current liabilities	525.5	546.9
Total current liabilities	1,068.5	1,110.6
Long-term debt	1,233.7	1,262.6
Deferred tax liabilities	27.6	28.0
Long-term tax payable	176.2	124.8
Operating lease liabilities	241.2	0.0
Accrued pension liability and other	70.4	119.9
Total liabilities	2,817.6	2,645.9
Stockholders’ equity	3,730.9	3,628.6
Total liabilities and stockholders' equity	$6,548.5	$6,274.5

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended January 31,
	2020	2019
Net sales	$646.2	$628.1
Cost of sales	219.7	209.6
Gross profit	426.5	418.5
Selling, general and administrative expense	258.3	250.0
Research and development expense	22.2	21.0
Amortization of intangibles	34.9	36.6
Operating income	111.1	110.9
Interest expense	11.6	18.2
Other expense (income), net	2.1	(1.1)
Income before income taxes	97.4	93.8
Provision (benefit) for income taxes	6.9	(9.4)
Net income	$90.5	$103.2

Earnings per share - diluted	$1.82	$2.07

Number of shares used to compute diluted earnings per share	49.7	49.9